Exhibit 99.1

SYSTEMAX REPORTS FIRST QUARTER 2020 FINANCIAL RESULTS

-Sales decrease 2.1% From Prior Year to $227.3 Million-
-Operating Income decreases 12.9% to $11.5 Million-
- Board Declares $0.14 Dividend -

PORT WASHINGTON, NY, April 28, 2020 – Systemax Inc. (NYSE: SYX) today announced financial results for the first quarter ended March 31, 2020.

Performance Summary* (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended March 31,
	2020	2019
Net sales	$227.3	$232.2
Gross profit	$76.7	$80.3
Gross margin	33.7%	34.6%
Operating income from continuing operations	$11.5	$13.2
Operating margin	5.1%	5.7%
Net income from continuing operations	$8.3	$10.0
Net income per diluted share from continuing operations	$0.21	$0.26
Net loss from discontinued operations	$(0.1)	$(0.3)
Net loss per diluted share from discontinued operations	$0.00	$(0.01)
*
Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarters ended on March 28, 2020 and March 30, 2019. The first quarter of both 2020 and 2019 included 13 weeks.

First Quarter 2020 Financial Summary:

•	Consolidated sales decreased 2.1% to $227.3 million in U.S. dollars. On a constant currency basis, average daily sales decreased 2.1%.

•	Consolidated operating income decreased 12.9% to $11.5 million compared to $13.2 million last year on a GAAP basis.

•	Net income per diluted share from continuing operations decreased 19.2% to $0.21.

Barry Litwin, Chief Executive Officer, said, “The COVID-19 virus has impacted every facet of our personal lives and the economic landscape. During this time the safety and well-being of our associates, their families, and our customers have been our first priority. I’m proud of how our employees and operations are responding. Our foundation as an e-commerce centric business is a competitive advantage that positions us to serve customers in the current environment. We are supporting customers as our sourcing teams work to secure high demand COVID related products. As businesses prepare to reopen, we are deepening relationships and building partnerships for the long-term through our Restore, Return, Rebound - R3 customer program that provides critical products to support customers return to the workplace.”

“Our first quarter results reflect the initial impact of COVID-19. Revenue for the quarter was down 2%, but up modestly through early March at which point we started to see the impact of business shutdowns and a shift in customer priorities into sourcing cleaning, personal protection equipment, and other direct response COVID related items. Since mid-March, when shelter-in-place mandates began expanding across the country, total demand has increased year over year driven by customer orders for highly consumable COVID response items. However, given the worldwide constrained availability of many of these products, our backlog has also increased substantially as we were unable to fulfill many of these orders which would have mitigated other softness in the market. As a result, we recorded low double-digit revenue declines during the closing weeks of the quarter which now appear to have stabilized at approximately 20% in April. We anticipate that we will be able to ship a portion of this backlog in the second quarter as visibility into our supply chain and product lead times has improved.”

“While our financial performance will continue to reflect the impact of the current environment, our business is operating very effectively given these unprecedented circumstances. This reflects the significant progress we are making in our multi-year strategic roadmap to grow customer engagement and generate operating leverage from current operations and investments. We have a strong platform and will continue to proactively manage our cost structure and invest in our customer focused strategy. This will serve us well during this crisis and for the long-term. We remain committed to delivering higher service levels and greater end-to-end transaction transparency to our customers. Our strong and liquid balance sheet provides significant flexibility to execute on our strategy and to continue to fund our quarterly dividend. We are well positioned to serve our customers, enhance our competitive position and successfully navigate through these challenging times.”

At March 31, 2020, the Company had total working capital of $107.9 million, cash and cash equivalents of $64.1 million and excess availability under its credit facility of approximately $71.4 million. Operating cash flow from continuing operations in the quarter was $13.7 million.  The Company’s Board of Directors has declared a cash dividend of $0.14 per share to common stock shareholders of record at the close of business on May 11, 2020, payable on May 18, 2020.  The Company anticipates continuing a regular quarterly dividend in the future. The Company repurchased approximately 233,000 shares of stock at an average price of $16.84 in the quarter. As of March 31, 2020, the Company had approximately 1.5 million shares remaining under its current repurchase authorization.

Earnings Conference Call Details
Systemax Inc. will provide pre-recorded remarks on its first quarter 2020 results today, April 28, 2020 at 5:00 p.m. Eastern Time. A live webcast of the remarks will be available on the Company’s website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.
Systemax Inc. (www.systemax.com), through its operating subsidiaries, is a provider of industrial products in North America going to market through a system of branded e-Commerce websites and relationship marketers.    The primary brand is Global Industrial.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise.  Any such statements that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections and are not guarantees of future performance.  Forward-looking statements may include, but are not limited to statements regarding: i) projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures; ii) fluctuations in general economic conditions; iii) future operations, such as, plans relating to new distribution facilities, plans for utilizing alternative sources of supply in response to government tariffs and trade actions, and plans for new products or services; iv) plans for acquisition or sale of businesses, including expansion or restructuring plans, such as our exit from and winding down of our North American Technology Group ("NATG") and European operations; v) financing needs, and compliance with financial covenants in loan agreements; vi) assessments of materiality; vii) predictions of future events and the effects of pending and possible litigation; and viii) assumptions relating to the foregoing. In addition, when used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward-looking statements.
Other factors that may affect our future results of operations and financial condition include, but are not limited to, unanticipated developments in any one or more of the following areas, as well as other factors which may be detailed from time to time in our Securities and Exchange Commission filings: general economic conditions, such as customer inventory levels, interest rates, borrowing ability and economic conditions in the manufacturing industry generally, will continue to impact our business; the imposition of tariffs and other trade barriers, as well as retaliatory trade measures, have caused us to raise the prices on certain of our products and seek alternate sources of supply, which could negatively impact our sales or disrupt our operations in the future; increases in freight and shipping costs have from time to time impacted our margins to the extent the increases could not be passed along to customers in a timely manner and may impact our margins again in the future, and factors affecting the shipping and distribution of products imported to the United States by us or our domestic vendors, such as global availability of shipping containers and fuel costs; our reliance on common carrier delivery services for shipping inventoried merchandise to customers; our reliance on drop ship deliveries directly to customers by our product vendors for products we do not hold in inventory; delays in the timely availability of products from our suppliers could delay receipt of needed product and result in lost sales; in this regard, global supply chains and the timely availability of products, particularly products, or product components used in domestic manufacturing, imported from China and other Asian nations could be adversely affected by quarantines, factory slowdowns or shutdowns, border closings and travel restrictions resulting from the Coronavirus outbreak worldwide; additionally governmental mandated shutdowns of entities deemed to be non-essential businesses has negatively impacted sales of our products to those businesses and will continue to impact our sales as long as these mandated closures are in place; the extent to which the Coronavirus pandemic continues to impact our operations and financial results will depend on numerous evolving factors including the duration of the pandemic; our ability to keep our distribution centers operating productively and with minimal down time for coronavirus safety and remediation efforts; governmental actions such as “stay at home” or “shelter in place” regulations or guidelines, that have been and continue to be taken in response to the pandemic; the impact, duration and severity of the pandemic on economic activity; how long it will take to return to more historic levels of economic activity, the effect of the economic downturn on our customers and customer demand for our products; liquidity constraints on our vendors or customers; our ability to maintain available capacity in our distribution operations for stocked inventory and to enable on time shipment and deliveries, such as by timely implementing additional temporary or permanent distribution resources, whether in the form of additional facilities we operate or by outsourcing certain functions to third party distribution and logistics partners; we compete with other companies for recruiting, training, integrating and retaining talented and experienced employees, particularly in markets where we and they have central distribution facilities; this aspect of competition is aggravated by the current tight labor market in the U.S.; risks involved with e-commerce, including possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to our products and services; our information systems and other technology platforms supporting our sales, procurement and other operations are critical to our operations and disruptions or delays have occurred and could occur in the future, and if not timely addressed could have a material adverse effect on us; a data security breach due to our e-commerce, data storage or other information systems being hacked by those seeking to steal Company, vendor, employee or customer information, or due to employee error, resulting in disruption to our operations, litigation and/or loss of reputation or business; managing various inventory risks, such as being unable to profitably resell excess or obsolete inventory and/or the loss of product return rights from our vendors; meeting credit card industry compliance standards in order to maintain our ability to accept credit cards; rising interest rates, increased borrowing costs or limited credit availability, including our own ability to maintain satisfactory credit agreements and to renew credit facilities, could impact both our and our customers’ ability to fund purchases and conduct operations in the ordinary course; pending or threatened litigation and investigations, as well as anti-dumping and other government trade and customs proceedings, could adversely affect our business and results of operations; sales tax laws or government enforcement priorities may be changed which could result in e-commerce and direct mail retailers having to collect sales taxes in states where the current laws and/or prior interpretations do not require us to do so; and extreme weather conditions could disrupt our product supply chain and our ability to ship or receive products, which would adversely impact sales.

Investor/Media Contacts:
Mike Smargiassi
The Plunkett Group
212-739-6729
mike@theplunkettgroup.com

SYSTEMAX INC.
Condensed Consolidated Statements of Operations – Unaudited
(In millions, except per share amounts)

	Quarter Ended March 31,
	2020	2019
Net sales	$227.3	$232.2
Cost of sales	150.6	151.9
Gross profit	76.7	80.3
Gross margin	33.7%	34.6%
Selling, distribution and administrative expenses	65.2	67.1
Operating income from continuing operations	11.5	13.2
Operating margin	5.1%	5.7%
Interest and other (income) expense, net	0.2	0.0
Income from continuing operations before income taxes	11.3	13.2
Provision for income taxes	3.0	3.2
Net income from continuing operations	8.3	10.0
Net loss from discontinued operations	(0.1)	(0.3)
Net income	$8.2	$9.7

Net income per common share from continuing operations:
Basic	$0.21	$0.27
Diluted	$0.21	$0.26

Net loss per common share from discontinued operations:
Basic	$0.00	$(0.01)
Diluted	$0.00	$(0.01)

Net income per common share:
Basic	$0.21	$0.26
Diluted	$0.21	$0.25

Weighted average common and common equivalent shares:
Basic	37.7	37.4
Diluted	37.9	37.9

SYSTEMAX INC.
Condensed Consolidated Balance Sheets – Unaudited
(In millions)

	March 31,	December 31,
	2020	2019
Current assets:
Cash and cash equivalents	$64.1	$97.2
Accounts receivable, net	95.0	88.2
Inventories	107.6	112.5
Prepaid expenses and other current assets	5.7	6.4
Total current assets	272.4	304.3
Property, plant and equipment, net	17.0	17.8
Operating lease right-of-use assets	56.3	59.3
Goodwill, intangibles and other assets	15.6	15.5
Total assets	$361.3	$396.9

Current liabilities:
Accounts payable and accrued expenses	$154.9	$149.9
Operating lease liabilities	9.6	9.9
Total current liabilities	164.5	159.8
Deferred tax liability	0.1	0.1
Other liabilities	2.8	2.8
Operating lease liabilities	56.2	58.7
Shareholders’ equity	137.7	175.5
Total liabilities and shareholders’ equity	$361.3	$396.9

SYSTEMAX INC.
Condensed Consolidated Statements of Cash Flows - Unaudited
(In millions)

	Quarter Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income from continuing operations	$8.3	$10.0
Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	1.1	1.0
Stock-based compensation	1.0	1.5
Change in working capital	3.1	11.2
Other, net	0.2	0.1
Net cash provided by operating activities from continuing operations	13.7	23.8
Net cash (used in) provided by operating activities from discontinued operations	(0.1)	0.3
Net cash provided by operating activities	13.6	24.1

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(0.3)	(1.0)
Net cash used in investing activities	(0.3)	(1.0)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(43.3)	(248.0)
Stock-based compensation share issuances, net	0.4	(0.4)
Repurchase of treasury shares	(3.4)	0.0
Net cash used in financing activities from continuing operations	(46.3)	(248.4)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(0.1)	(0.1)

NET DECREASE IN CASH	(33.1)	(225.4)
CASH AND CASH EQUIVALENTS – BEGINNING OF YEAR	97.2	295.4
CASH AND CASH EQUIVALENTS – END OF YEAR	$64.1	$70.0

SYSTEMAX INC.
Consolidated Summary Results – Unaudited
(In millions)

	Quarter ended March 31,
	2020	2019	2020 vs. 2019
Net sales	$227.3	$232.2	(2.1)%
Average daily sales*	3.6	3.6	(2.1)%
Operating income from continuing operations	11.5	13.2	(12.9)%
Operating margin %	5.1%	5.7%
* Average daily sales is calculated based upon the number of selling days in each period, converted to US Dollars on a constant currency basis.